Exhibit 99.1

Osteologix Completes $5.3 Million Private Placement Financing

SAN FRANCISCO--(BUSINESS WIRE)--Osteologix, Inc. (OTCBB:OLGX) today confirmed that it has completed its previously announced private placement of common stock and warrants. The Company sold 4,030,304 shares of its common stock at $1.32 per share, and warrants to purchase up to 2,015,152 shares of its common stock for gross proceeds of approximately $5.3 million. The warrants have an exercise price of $1.32 per share, subject to adjustment, and an expiration date of September 30, 2009.

Punk, Zeigel & Company acted as exclusive placement agent in connection with the financing.

The Company plans to use the proceeds of the private placement for general corporate purposes including development of its investigational drug NB S101, corporate operating expenses, working capital and capital expenditures.

Neither the shares of the Company’s common stock nor the warrants to be issued in connection with the private placement have been registered under the Securities Act of 1933, as amended. Accordingly, these securities may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. The Company has agreed to file a registration statement covering the resale of the shares of common stock sold in the offering, including the shares of common stock which are issuable upon exercise of warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. Any offering of the Company’s common stock under the resale registration statement will be made only by means of a prospectus.

About Osteologix

Osteologix is a specialty pharmaceutical company committed to developing innovative therapies for the treatment and prevention of diseases of bone and joint tissues. Its lead product candidate, NB S101, is a novel pharmaceutical agent for the treatment and prevention of osteoporosis. In November 2007, Osteologix completed a Phase II clinical trial of NB S101 that demonstrated the ability of NB S101 to reduce markers of bone resorption and increase bone mineral density. For more information please visit www.osteologix.com.

Safe Harbor Statement:

To the extent that statements in this press release are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements include statements regarding the anticipated closing of the financing described in this press release, and statements about the potential development of NB S101. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or assumed in such forward-looking statements, including, without limitation, uncertainties about the closing of the financing, our ability to raise sufficient capital to continue development of NB S101; our ability to reach agreement with the United States Food & Drug Administration regarding the design of our Phase III clinical trials for NB S101; our ability to conduct and successfully complete clinical trials of NB S101 and obtain approval to market this product; potential success and introduction of competing products; effectiveness of our efforts to protect our intellectual property rights; decisions made by holders of third party patent rights; listing standards of national stock exchanges; general economic conditions; changes in government regulations and administrative procedures; changes in our business strategy; fluctuations of interest rates and credit markets. Additional factors that could cause actual results to differ materially are included under the heading “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K. All forward-looking statements and risk factors included in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement or risk factor. You should consult the risk factors listed in our Annual Report on Form 10-K and from time to time in our Quarterly Reports on Form 10-Q.

CONTACT:
Osteologix
Investor and Media:
Baxter Phillips, III
Sr. Director, Corporate Development
804-754-6970